EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-84333 and No. 333-33603) of Met-Pro Corporation of our report dated June 28, 2010 relating to the financial statements and financial schedule of Met-Pro Corporation Retirement Savings Plan as of December 31, 2009 and for the year then ended, which is included in this Annual Report on Form 11-K of Met-Pro Corporation Retirement Savings Plan for the year ended December 31, 2009.

/s/ Marcum LLP
Marcum LLP

Bala Cynwyd, PA
June 28, 2010